EXHIBIT 10.16


                      STOCK OPTION PURCHASE AGREEMENT

     THIS STOCK OPTION PURCHASE AGREEMENT (the "Agreement"), dated as of
April 4, 1994, is between AMERICREDIT CORP., a Texas corporation formerly named URCARCO, Inc., ("AmeriCredit"), and RAINWATER MANAGEMENT PARTNERS, LTD., a Texas limited partnership "RMP").

                                 RECITALS

     WHEREAS, AmeriCredit has issued to RMP an option "Option") to purchase 3.5 million shares of its Common Stock, par value $.01 per share, pursuant to a Stock Option Agreement, dated as of April 24, 1991, between AmeriCredit and
RMP (the "Stock Option Agreement"), and AmeriCredit desires to purchase the Option from RMP and cancel the Stock Option Agreement and the related Registration Rights Agreement and the Management Services Agreement, each entered into as of April 24, 1991, between AmeriCredit and RMP (herein referred to as the Registration Rights Agreement and the Management Services Agreement), and RMP desires to sell the Option to AmeriCredit and to cancel each of such agreements.

                                 AGREEMENT

     NOW, THEREFORE, for an in consideration of the mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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     Section 1.  Sale of Option.  RMP hereby sells, assigns, transfers, conveys, sets over and delivers to AmeriCredit the Option and all rights, title, interest and claims possessed by RMP under the Option and the Stock Option Agreement, together with all other right, title and interest and claim in and to the Common Stock of AmeriCredit issuable thereunder and all rights, title and interest and claims accrued and/or accruing under the Registration Rights Agreement and the Management Services Agreement, in consideration for $6,237,000 in hand paid in good funds on this date (the "Sale"). The payment made by AmeriCredit hereunder is in full and final settlement and satisfaction of all obligations of whatsoever nature now or hereafter due by AmeriCredit to RMP, its partners, legal representatives, successors and assigns under the Option, the Stock Option Agreement, the Registration Rights Agreement and the
Management Services Agreement (other than indemnifications obligations, if any, relating to this transaction or facts or circumstances occurring prior to this transaction). RMP hereby surrenders unto AmeriCredit the Stock Option Agreement for cancellation in accordance with the terms hereof, and AmeriCredit hereby acknowledges receipt of the original Stock Option Agreement, and hereby agrees to promptly mark it "cancelled". RMP hereby acknowledges receipt of $6,237,000 in good funds from AmeriCredit, and RMP, on its own behalf and on behalf of its partners, legal representatives and its successors and assigns, hereby unconditionally and forever waives, relinquishes and releases all right, title, interest and claim accrued or accruing to the benefit of RMP under the Option and the Stock Option Agreement and under the Management Services Agreement and the Registration Rights Agreement.

     Section 2. Representations of AmeriCredit. AmeriCredit represents that it has full power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized by all requisite corporate action on the part of AmeriCredit and has been duly executed and delivered by AmeriCredit; AmeriCredit has obtained all consents and approvals requisite to the transactions contemplated hereby; and this Agreement constitutes a legal, valid and binding obligation of AmeriCredit, enforceable against AmeriCredit, its legal representatives, successors and assigns, in accordance with its terms.

     Section 3.  Representations of RMP.  RMP represents that:

     (a) Any and all rights RMP, its partners and its and their legal representatives, successors and assigns, possess in and to the Option and in and to shares of Common Stock issuable upon exercise of the Option or in and to any other rights accrued or accruing under the Option, the Stock Option Agreement, the Registration Rights Agreement and/or the Management Services Agreement, are hereby and shall hereafter be null and void and are of no further force or effect.

     (b) RMP has full power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized by all requisite partnership action on the part of RMP; RMP has obtained all consents and approvals requisite to the transactions contemplated hereby; and this Agreement has been duly executed and delivered by RMP, and constitutes a legal, valid and binding obligation of RMP, enforceable against RMP, its partners and its and their legal representatives, successors and assigns, in accordance with its terms.

     (c) RMP is the true and lawful owner of the Option and no part of the Option is in any respect encumbered or committed to be encumbered, and there are no other persons or entities claiming an interest therein, and RMP has not assigned to any person or entity any interest or rights under the Stock Option Agreement, the Registration Rights Agreement and the Management Services Agreement, and no other persons or entities have a claim or any interest or rights thereunder.

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     Section 4.  Miscellaneous.

     (a) Binding Effect. This Agreement may not be assigned by either party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns.

     (b) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Entire Agreement; Modifications. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party to be charged, and then only to the extent set forth in such instrument.

     (d) Headings. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

     (e) Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.

     (f) Applicable Law. The rights and obligations of the parties to this Agreement shall be governed by the laws of the State of Texas applicable to contracts made or to be performed entirely within such state.

     (g) Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after the date hereof, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

     (h) Survival. All representations, warranties, obligations and under-takings of the parties set forth herein shall survive the execution and delivery of this Agreement and Sale and other transactions contemplated hereby.

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     The parties execute this Agreement as of the date first above written.

                        AMERICREDIT CORP.


                        By:        /s/ Clifton H. Morris, Jr.
                             Clifton H. Morris, Jr., Chairman of the
                             Board of Directors, President and
                             Chief Executive Officer

                        RAINWATER MANAGEMENT PARTNERS, LTD.

                        By:  Rainwater, Inc., its sole general partner

                             By:            /s/ John C. Goff
                                   John C. Goff, Vice President